March 1, 2007 sale of 6,222 shares

Sale Price  Shares Sold

$3.10   2,901

$3.11   622

$3.12   1,000

$3.13   1,299

$3.14   400

March 2, 2007 sale of 6,223 shares

Sale Price  Shares Sold

$2.99   300

$3.00   2,623

$3.01   1,500

$3.02   1,000

$3.03   300

$3.04   500